EXHIBIT 32.1

CERTIFICATION

In connection with the quarterly report of AJ ACQUISITION CORP. I, INC. (the “Company”) on Form 10-Q for the quarter ended April 30, 2011 as filed with the Securities and Exchange Commission (the “Report”), I, Bondy Ho Bong Lau, President (principal executive officer) and Treasurer (principal financial and accounting officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)       The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: June 14, 2011	/s/ Bondy Ho Bong Lau
Bondy Ho Bong Lau
President (principal executive officer) Treasurer (principal financial and accounting officer)